U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 22, 2021

Cannapharmarx, Inc.

(Exact name of small business issuer as specified in its charter)

Delaware	333-256123	24-4635140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

3600

888-3rd Street SW

Calgary, Alberta, Canada T2P5C5

(Address of principal executive offices)

(949) 652-6838

(Issuer’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CPMD	OTC Pink Sheets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2021, CannaPharmaRX (the “Company”) entered into a Consulting and Broker Agreement (the “Agreement”) with K&K Consultants, Ltd. (“K&K”). The material terms of the Agreement provide that K&K agrees to identify prospective business clients and act as an intermediary broker for the Company’s products. In return, the Company will pay K&K a five percent (5%) fee of net value of product purchased or sold by the Company as a result of K&K’s introduction. This Agreement is to remain effective for a one (1) year period. The Agreement shall be renewed automatically on a year-to-year basis. This agreement can be terminated within thirty (30) days notice.

The Agreement is incorporated herein as if set forth as Exhibit 10.X.

Item 7.01	Regulation FD Disclosure

Attached is a copy of a press release being issued by the Company relating to the Purchase and Sale Agreement, a copy of which is attached as Exhibit 99.6 and is hereby incorporated.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit
10.5	Consulting and Broker Agreement
99.6	Press Release announcing Consulting and Broker Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2021	CANNAPHARMARX, INC.

By: /s/ Dominic Colvin
Chief Executive Officer

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